Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareholders
of PRIMECAP Odyssey Funds


In planning and performing our
audits of the financial statements of
PRIMECAP Odyssey Stock Fund,
PRIMECAP Odyssey Growth Fund,
and PRIMECAP Odyssey
Aggressive Growth Fund (the
"Funds") as of and for the period
November 1, 2004 (commencement
of operations) through October 31,
2005, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds'
internal control over financial
reporting, including control activities
for safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A Fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
over financial reporting includes
policies and procedures that provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a Fund's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the Funds' ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the Funds? annual
or interim financial statements that is
more than inconsequential will not
be prevented or detected.  A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Funds'
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Funds' internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of October 31,
2005.

This report is intended solely for the
information and use of management
and the Board of Trustees of
PRIMECAP Odyssey Funds and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.


PricewaterhouseCoopers LLP
San Francisco, California
December 14, 2005